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                                 STATE OF WASHINGTON

                                     [STATE SEAL]

                                 SECRETARY OF STATE

    I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                               CERTIFICATE OF AMENDMENT

                                          to

                               RODI POWER SYSTEMS, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.


                                   Amending Shares




    UBI Number: 601 052 211                       Date:  February 10, 1997



         [STATE SEAL]

                                   GIVEN UNDER MY HAND AND THE SEAL OF THE STATE OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL.



                                         /s/Ralph Munro
                                         --------------------------------
                                         RALPH MUNRO, SECRETARY OF STATE
                                                   2-447484-3


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-------------------------------------------------------------------------------
                STATE OF WASHINGTON [SEAL] SECRETARY OF STATE
-------------------------------------------------------------------------------
Corporations Division* 505E Union Avenue* P.O. Box 40234* Olympia, WA 98504-0234* 360/753-7115* Fax 360/664-8781


                                ARTICLES OF AMENDMENT
                            WASHINGTON PROFIT CORPORATION
                                    RCW 23B.10.060

UBI #: 601 052 211                                       Submit orginial
    -------------                                        and one copy
Phone #: (206) 850-1490    Please type or                Fee: $30.00
       ----------------    print in black ink.

    1. Name of the corporation currently recorded with the Office of the Secretary of State: RODI Power Systems, Inc.
                              ------------------------

    2.    Amendments to the Articles of Incorporation were adopted on:
          February 4, 1997.
          ------------------
               Date

    3.    Amendments to the Articles of Incorporation are as follows:
          (if amendment provides for an exchange, reconciliation, or cancellation of issued shares, provisions for implementing the amendment are included below):

          Article 2A.  Classes of Stock is amended as follows:
          ---------------------------------------------------------------
          "Class-Common, par value $0.01 per share".
          ---------------------------------------------------------------
          All other provisions of Article 2A remain unchanged.
          ---------------------------------------------------------------

                         PLEASE ATTACH ADDITIONAL AMENDMENTS.

    4. Amendments were adopted by (Check and complete one of the following applicable statements):

          [ ] Incorporators.  Shareholders action was not required.
          [X] Board of directors.  Shareholders action was not required.
          [ ] Duly approved shareholder action in accordance with RCW 23B.10.030 and RCW 23B.10.040.

    5. Application will be effective upon filing unless another date and/or time is specified: Extended effective date may delayed up to 30 days beyond the date the document is stamped "Filed" by the Corporations Division.

          N/A
          ------------------------------------------------
           Date                               Time

    6. This document is hereby executed under penalties of perjury, and is, to the best of my knowledge true and correct.


          /s/Winston Bennett        Winston Bennett                 2/6/97
 ------------------------------------------------------------------------------
          Signature of Officer         Printed Name                  Date


MAKE CHECKS PAYABLE TO THE SECRETARY OF STATE'S OFFICE.
SUBMIT THE COMPLETED FORM AND THE FEE TO THE ABOVE ADDRESS.       FEE: $30.0O